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                                                                   Exhibit 23.13

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement Form S-4 and related Prospectus of Eastern Environmental Services, Inc. for the registration of 7,500,000 shares of its common stock and to the incorporation by reference therein of our reports dated:

     (i) June 19, 1997 with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A);

    (ii) September 12, 1997 with respect to the financial statements of Pappy, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A);

   (iii) December 12, 1997 with respect to the consolidated financial statements of Pine Grove, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated December 1, 1997 (as amended February 17, 1998 on Form 8-K/A); and

    (iv) September 16, 1998 with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated September 22, 1998.

all filed with the Securities Exchange Commission.


Philadelphia, Pennsylvania                           /s/ Ernst & Young LLP
October 19, 1998


     (v) April 18, 1998, except for Note 13, as to which the date is July 17, 1998 with respect to the financial statements of the Waste Management Division of Kimmins Recycling Corp. (a wholly owned subsidiary of TransCor Waste Services, Inc.) included in the Eastern Environmental Services, Inc. current report on form 8-K dated September 4, 1998 (as amended October 19, 1998 on Form 8-K/A).

filed with the Securities Exchange Commission.


Tampa, Florida                                       /s/ Ernst & Young LLP
October 19, 1998